AMENDMENT TO AGREEMENT PURSUANT TO DISTRIBUTION

AND SERVICE PLAN

This Amendment to Agreement Pursuant to Distribution and Service Plan (this “Amendment”) is made this 20th day of September 2012 by and between Maxim Series Fund, Inc., a Maryland corporation, (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Agreement Pursuant to Distribution and Service Plan dated December 31, 2010, as amended (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ M.C. Maiers	By:	/s/ C.P. Nelson
Name:	M.C Maiers	Name:	C.P. Nelson
Title:	Chief Financial Officer & Treasurer	Title:	President

Schedule A

Portfolios

Maxim International Index Portfolio

Maxim S&P MidCap 400® Index Portfolio

Maxim Lifetime 2015 Portfolio I

Maxim Lifetime 2015 Portfolio II

Maxim Lifetime 2015 Portfolio III

Maxim Lifetime 2025 Portfolio I

Maxim Lifetime 2025 Portfolio II

Maxim Lifetime 2025 Portfolio III

Maxim Lifetime 2035 Portfolio I

Maxim Lifetime 2035 Portfolio II

Maxim Lifetime 2035 Portfolio III

Maxim Lifetime 2045 Portfolio I

Maxim Lifetime 2045 Portfolio II

Maxim Lifetime 2045 Portfolio III

Maxim Lifetime 2055 Portfolio I

Maxim Lifetime 2055 Portfolio II

Maxim Lifetime 2055 Portfolio III

Maxim SecureFoundation® Balanced Portfolio

Maxim SecureFoundation® Lifetime 2015 Portfolio

Maxim SecureFoundation® Lifetime 2020 Portfolio

Maxim SecureFoundation® Lifetime 2025 Portfolio

Maxim SecureFoundation® Lifetime 2030 Portfolio

Maxim SecureFoundation® Lifetime 2035 Portfolio

Maxim SecureFoundation® Lifetime 2040 Portfolio

Maxim SecureFoundation® Lifetime 2045 Portfolio

Maxim SecureFoundation® Lifetime 2050 Portfolio

Maxim SecureFoundation® Lifetime 2055 Portfolio

Maxim Short Duration Bond Portfolio

Maxim U.S. Government Mortgage Securities Portfolio

Maxim Federated Bond Portfolio

Maxim Bond Index Portfolio

Maxim Loomis Sayles Bond Portfolio

Maxim Putnam High Yield Bond Portfolio

Maxim Templeton Global Bond Portfolio

Maxim Loomis Sayles Small-Cap Value Portfolio

Maxim Invesco Small-Cap Value Portfolio

Maxim Ariel Small-Cap Value Portfolio

Maxim S&P SmallCap 600® Index Portfolio

Maxim Small-Cap Growth Portfolio

Maxim Goldman Sachs MidCap Value Portfolio

Maxim Ariel MidCap Value Portfolio

Maxim T. Rowe Price MidCap Growth Portfolio

Maxim T. Rowe Price Equity/Income Portfolio

Maxim Stock Index Portfolio

Maxim S&P 500® Index Portfolio

Maxim Janus Large Cap Growth Portfolio

Maxim MFS International Value Portfolio

Maxim Invesco ADR Portfolio

Maxim MFS International Growth Portfolio

Maxim Conservative Profile I Portfolio

Maxim Moderately Conservative Profile I Portfolio

Maxim Moderate Profile I Portfolio

Maxim Moderately Aggressive Profile I Portfolio

Maxim Aggressive Profile I Portfolio

Maxim Conservative Profile II Portfolio

Maxim Moderately Conservative Profile II Portfolio

Maxim Moderate Profile II Portfolio

Maxim Moderately Aggressive Profile II Portfolio

Maxim Aggressive Profile II Portfolio

Maxim Putnam Equity Income Portfolio

Maxim American Century Growth Portfolio

Maxim Real Estate Index Portfolio

MAXIM SERIES FUND, INC.

DISTRIBUTION AND SERVICE PLAN

Class L Shares

Article I. The Plan

This Distribution and Service Plan (the “Plan”) sets forth the terms and conditions on which Maxim Series Fund, Inc., a series investment company (the “Fund”), on behalf of the Portfolios of the Fund listed in Schedule A hereto, as may be amended from time to time (the “Portfolios”), will, after the effective date hereof, pay certain amounts to GWFS Equities, Inc. and each successor distributor of Class L shares of the Portfolios (the “Distributor”) in connection with the provision by the Distributor of certain services to the Portfolios and their Class L shareholders, as set forth herein. Certain of such payments by a Portfolio may, under Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), be deemed to constitute the financing of distribution by the Portfolio of its Class L shares. This Plan describes all material aspects of such financing as contemplated by the Rule and, to the extent applicable, shall be administered and interpreted, and implemented and continued, in a manner consistent with the Rule.

Article II. Distribution and Service Expenses

Each Portfolio shall pay to the Distributor a fee in the amount specified in Article III hereof as compensation for distribution of Class L shares and for providing or arranging for the provision of services to Class L shareholders (which, for purposes of the Plan, include beneficial owners of Class L shares). Such fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class L shares of the Portfolio and/or for providing or arranging for the provision of services to the Portfolio’s Class L shareholders, including, but not limited to:

(a)	compensation to and expenses, including overhead and telephone expenses, of employees of Distributor engaged in the distribution of Class L shares;

(b)	printing and mailing of prospectuses, statements of additional information, and reports for existing and prospective investors of Class L shares;

(c)	compensation to broker/dealers and other financial intermediaries to pay or reimburse them for their services or expenses in connection with the distribution or servicing of Class L shares;

(d)	expenses relating to the development, preparation, printing, and mailing of Fund advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolio;

(e)	expenses of holding seminars and sales meetings designed to promote the distribution of Class L shares;

(f)	expenses of obtaining information and providing explanations to investors regarding Portfolio investment objectives and policies and other information about the Portfolio, including performance;

(g)	expenses of training sales personnel regarding the Portfolio;

(h)	expenses of compensating sales personnel in connection with the sale of Class L shares of the Portfolio;

(i)	expenses of personal services and/or maintenance of shareholder accounts with respect to Class L shares attributable to such accounts;

(j)

compensation to broker/dealers and other financial intermediaries to pay or reimburse them for their services or expenses in connection with the education of individual retirement account (“IRA”) owners regarding the Portfolio at rollover and assisting in the enrollment process with respect to the Portfolio; and

(k)

compensation to providers of IRAs that offer the Portfolio on their platforms to pay or reimburse them for their services or expenses in connection with providing services with respect to Class L shares and/or for the ongoing cost of participation on the platform.

Beneficial owners of Class L shares may include, without limitation, owners of variable annuities and variable life insurance policies having one or more Portfolios as investment options (“Variable Contracts”), owners of IRAs, or participants in participant-directed retirement or college savings plans having one or more Portfolios as investment options.

Financial intermediaries may include, without limitation, insurance companies that issue Variable Contracts, the distributors of the Variable Contracts, IRA custodians or trustees, plan administrators, or a designee of any such persons that provides the services described above.

Article III. Expenditures

The expenditures to be made by a Portfolio pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by the Fund on behalf of the Portfolio, and such expenditures shall equal 25 basis points (0.25%) of the average daily net asset value of the Class L shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis to cover distribution and/or shareholder services expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Directors of the Fund (the “Board of Directors”) shall determine.

Article IV. Expenses Borne by the Portfolios

Notwithstanding any other provision of this Plan, a Portfolio may bear its respective expenses under any administrative services agreement, as from time to time in effect as set forth in the Fund’s current prospectus. Except as otherwise contemplated by this Plan, no Portfolio shall, directly or indirectly, engage in financing any activity which is primarily intended to result in the sale of shares of the Portfolio.

To the extent that any investment management and administration fees paid by a Portfolio might be considered as indirectly financing any activity which is primarily intended to result in the sale of the Portfolio’s shares, the payment by the Portfolio of such fees hereby is authorized under this Plan.

Article V. Approval by Shareholders

This Plan shall not take effect until it has been approved (a) by a vote of a majority of the outstanding voting Class L shares of each Portfolio, if adopted after any public offering of such securities or the sale of such securities to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such promoters, and (b) by a vote of the Board of Directors, as described in Article VI.

Article VI. Approval by Board of Directors

This Plan shall not take effect until it has been approved, together with any related agreements, by votes cast in person at a meeting called for the purpose of voting on this Plan and any such related agreements, of a majority of both (i) the Board of Directors and (ii) those Directors of the Fund who are not “interested persons” of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Independent Directors”).

Article VII. Continuance

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, this Plan and any related agreement shall continue in effect for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in Article VI.

Article VIII. Information

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, the Distributor (and any other person authorized to direct the disposition of monies paid or payable by a Portfolio pursuant to this Plan or any related agreement) shall provide to the Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended pursuant to this Plan and the purposes for which such expenditures were made.

Article IX. Termination

This Plan may be terminated with respect to a Portfolio at any time (a) by vote of a majority of the Independent Directors, or (b) by vote of a majority of the outstanding voting Class L shares of the Portfolio.

Termination or discontinuance of the Plan with respect to one Portfolio shall not affect the continued effectiveness of this Plan with respect to the shares or classes of any other Portfolio.

Article X. Agreements

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, each agreement with any person relating to implementation of this Plan shall be in writing, and each agreement related to this Plan shall provide:

(a)

That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting Class L shares of the Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

(b)	That such agreement shall terminate automatically in the event of its assignment.

Article XI. Amendments

This Plan may not be amended to increase materially the amount to be spent for distribution with respect to a Portfolio without the approval of a majority of the outstanding voting Class L shares of the Portfolio. No material amendment to this Plan shall be effective unless it is approved by the Board of Directors in the manner described in Article VI.

Article XII. Preservation of Documents

The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made to the Board of Directors pursuant to Article VIII for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

Article XIII. Fund Governance Standards

While this Plan is in effect, the Board of Directors shall satisfy the applicable provisions of the fund governance standards as defined in the Rule 0-1(a)(7) under the 1940 Act.

Article XIV. Defined Terms

As used in this Plan, the term “majority of the outstanding voting Class L shares” shall have the same meaning as the term “Majority of the outstanding voting securities” has in the 1940 Act, and the terms “affiliated person,” “assignment,” “interested person” and “promoter” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Adopted on October 11, 2010, as further adopted on February 24, 2011 and March 23, 2011 (adding additional Portfolios as indicated on Schedule A), September 20, 2011, April 11, 2012, and September 20, 2012.

SCHEDULE A

PORTFOLIOS

Maxim International Index Portfolio*

Maxim S&P MidCap 400® Index Portfolio*

Maxim Lifetime 2015 Portfolio I*

Maxim Lifetime 2015 Portfolio II*

Maxim Lifetime 2015 Portfolio III*

Maxim Lifetime 2025 Portfolio I*

Maxim Lifetime 2025 Portfolio II*

Maxim Lifetime 2025 Portfolio III*

Maxim Lifetime 2035 Portfolio I*

Maxim Lifetime 2035 Portfolio II*

Maxim Lifetime 2035 Portfolio III*

Maxim Lifetime 2045 Portfolio I*

Maxim Lifetime 2045 Portfolio II*

Maxim Lifetime 2045 Portfolio III*

Maxim Lifetime 2055 Portfolio I*

Maxim Lifetime 2055 Portfolio II*

Maxim Lifetime 2055 Portfolio III*

Maxim SecureFoundation® Balanced Portfolio*

Maxim SecureFoundation® Lifetime 2015 Portfolio*

Maxim SecureFoundation® Lifetime 2020 Portfolio*

Maxim SecureFoundation® Lifetime 2025 Portfolio*

Maxim SecureFoundation® Lifetime 2030 Portfolio*

Maxim SecureFoundation® Lifetime 2035 Portfolio*

Maxim SecureFoundation® Lifetime 2040 Portfolio*

Maxim SecureFoundation® Lifetime 2045 Portfolio*

Maxim SecureFoundation® Lifetime 2050 Portfolio*

Maxim SecureFoundation® Lifetime 2055 Portfolio*

Maxim Short Duration Bond Portfolio+

Maxim U.S. Government Mortgage Securities Portfolio+

Maxim Federated Bond Portfolio+

Maxim Bond Index Portfolio+

Maxim Loomis Sayles Bond Portfolio+

Maxim Putnam High Yield Bond Portfolio+

Maxim Templeton Global Bond Portfolio+

Maxim Loomis Sayles Small-Cap Value Portfolio+

Maxim Invesco Small-Cap Value Portfolio+

Maxim Ariel Small-Cap Value Portfolio+

Maxim S&P SmallCap 600® Index Portfolio+

Maxim Small-Cap Growth Portfolio+

Maxim Goldman Sachs MidCap Value Portfolio+

Maxim Ariel MidCap Value Portfolio+

Maxim T. Rowe Price MidCap Growth Portfolio+

Maxim T. Rowe Price Equity/Income Portfolio+

Maxim Stock Index Portfolio+

Maxim S&P 500® Index Portfolio+

Maxim Janus Large Cap Growth Portfolio+

Maxim MFS International Value Portfolio+

Maxim Invesco ADR Portfolio+

Maxim MFS International Growth Portfolio+

Maxim Conservative Profile I Portfolio+

Maxim Moderately Conservative Profile I Portfolio+

Maxim Moderate Profile I Portfolio+

Maxim Moderately Aggressive Profile I Portfolio+

Maxim Aggressive Profile I Portfolio+

Maxim Conservative Profile II Portfolio+

Maxim Moderately Conservative Profile II Portfolio+

Maxim Moderate Profile II Portfolio+

Maxim Moderately Aggressive Profile II Portfolio+

Maxim Aggressive Profile II Portfolio+

Maxim Putnam Equity Income Portfolio^

Maxim American Century Growth Portfolio^

Maxim Real Estate Index Portfolio#

*Plan adopted on October 11, 2010

+Plan adopted on February 24, 2011

^Plan adopted on March 23, 2011

#Plan adopted on September 20, 2012